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EXHIBIT 11

                              PHOTRAN CORPORATION
          COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

                                                          Three Months Ended           Nine Months Ended
                                                             September 30,                September 30,
                                                       -------------------------    -------------------------
                                                          1996           1995          1996           1995
                                                       ----------     ----------    ----------    -----------
PRIMARY
   Weighted average number of
      common shares outstanding                         5,152,854      2,837,323     3,837,155      2,837,323
   Common stock equivalents from assumed
      exercise of options and warrants                    349,566        508,871       460,452        508,871
                                                       ----------     ----------    ----------    -----------
         Total shares                                   5,502,420      3,346,194     4,297,606      3,346,194
                                                       ----------     ----------    ----------    -----------
                                                       ----------     ----------    ----------    -----------
Net income applicable to common shareholders           $  184,929     $  105,253    $  391,099    $  (268,712)
                                                       ----------     ----------    ----------    -----------
                                                       ----------     ----------    ----------    -----------
Net income per common and common
   equivalent share                                       $  0.03        $  0.03       $  0.09       $  (0.08)
                                                       ----------     ----------    ----------    -----------
                                                       ----------     ----------    ----------    -----------

Fully diluted net income per common and common equivalent share is not separately presented because it is substantially the same as primary net income per common and common equivalent share.

                                     -17